REVISED ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated December 2, 2004, by and between USAllianz Advisers, LLC (now Allianz Investment Management
LLC) and USAllianz Variable Insurance Products Fund of Funds Trust (now Allianz Variable Insurance Products Fund of Funds Trust).

Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates.

       AZL Fusion Balanced Fund...................................0.15%
       AZL Fusion Conservative Fund...............................0.15%
       AZL Fusion Edge Fund.......................................0.15%
       AZL Fusion Growth Fund.....................................0.15%
       AZL Fusion Moderate Fund...................................0.15%




Acknowledged:
Allianz Variable Insurance Products Fund of Funds Trust

By:    /s/ Jeffrey Kletti
Name:  Jeffrey Kletti
Title: President

Allianz Investment Management LLC

By:    /s/ Brian Muench
Name:  Brian Muench
Title: Vice President
                                                           Updated:  04/29/2010